Exhibit 32
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Quarterly Report on Form 10-Q of Goodrich Corporation (the “Company”) for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Date: April 23, 2009

/s/ Marshall O. Larsen
Name:	Marshall O. Larsen
Title:	Chairman, President and Chief Executive Officer

/s/ Scott E. Kuechle
Name:	Scott E. Kuechle
Title:	Executive Vice President and Chief Financial Officer

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